                                  CONTRACT DATA

Contract Number:           [9920-SAMPLE]    Contract Date:    [November 1, 2006]
Initial Purchase Payment:  [$25,000]        Retirement Date:  [November 1, 2046]
Annuitant:                 [John Doe]       Contract Type:    [Non-Qualified]
Contract Owner:            [John Doe]

Upon issuance of this contract your initial purchase payment has been applied as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. For more information, please refer to the Purchase Payments Provision.

   Allocation                                                         Payment
                                                                    Allocation
                                                                    Percentage
   RVSL One-Year Fixed Account                                        [___%
   [6-month DCA Fixed Account                                          ___%
   12-month DCA Fixed Account                                          ___%
   1 Year Guarantee Period Account                                     ___%
   2 Year Guarantee Period Account                                     ___%
   3 Year Guarantee Period Account                                     ___%
   4 Year Guarantee Period Account                                     ___%
   5 Year Guarantee Period Account                                     ___%
   6 Year Guarantee Period Account                                     ___%
   7 Year Guarantee Period Account                                     ___%
   8 Year Guarantee Period Account                                     ___%
   9 Year Guarantee Period Account                                     ___%
   10 Year Guarantee Period Account                                    ___%
   AIM V.I. Basic Value Fund - Series II Shares                        ___%
   AIM V.I. Capital Development Fund - Series II Shares                ___%
   AIM V.I. Mid Cap Core Equity Fund - Series II Shares                ___%
   AllianceBernstein VP Growth and Income Portfolio (Class B)          ___%
   AllianceBernstein VP International Value Portfolio (Class B)        ___%
   AllianceBernstein VP Total Return Portfolio (Class B)               ___%
   American Century(R) VP Inflation Protection, Class II               ___%
   American Century(R) VP International, Class II                      ___%
   American Century(R) VP Ultra, Class II                              ___%
   American Century(R) VP Value, Class II                              ___%
   Colonial Small Cap Value Fund, Variable Series, Class B             ___%
   Columbia High Yield Fund, Variable Series, Class B                  ___%
   Dreyfus IP Midcap Stock Portfolio, Service Share Class              ___%
   Dreyfus IP Technology Growth Portfolio, Service Share Class         ___%
   Dreyfus VIF Appreciation Portfolio, Service Share Class             ___%
   Dreyfus VIF International Value Portfolio, Service Share Class      ___%
   Fidelity VIP Contrafund(R) Portfolio Service Class 2                ___%
   Fidelity VIP Growth Portfolio Service Class 2                       ___%
   Fidelity VIP Investment Grade Bond Portfolio Service Class 2        ___%
   Fidelity VIP Mid Cap Portfolio Service Class 2                      ___%
   Fidelity VIP Overseas Portfolio Service Class 2                     ___%
   FTVIPT Franklin Income Securities Fund - Class 2                    ___%
   FTVIPT Franklin Rising Dividends Securities Fund - Class 2          ___%
   FTVIPT Franklin Small-Mid Cap Growth Securities Fund - Class 2      ___%
   FTVIPT Mutual Shares Securities Fund - Class 2                      ___%
   FTVIPT Templeton Growth Securities Fund - Class 2                   ___%
   FTVIPT Templeton Global Income Securities Fund - Class 2            ___%
   Goldman Sachs VIT Mid Cap Value Fund ]                              ___%
                                                                       ___%]

273954DPSG1                                                         Page 2[.0]

Contract Number: [9920-SAMPLE]   Contract Date: [November 1, 2006]

   [MFS(R) Investors Growth Stock Series - Service Class              [___%
   MFS(R) New Discovery Series - Service Class                         ___%
   MFS(R) Total Return Series - Service Class                          ___%
   MFS(R) Utilities Series - Service Class                             ___%
   Oppenheimer Capital Appreciation Fund/VA, Service Shares            ___%
   Oppenheimer Global Securities Fund/VA, Service Shares               ___%
   Oppenheimer Main Street Small Cap Fund/VA, Service Shares           ___%
   Oppenheimer Strategic Bond Fund/VA, Service Shares                  ___%
   Putnam VT Health Sciences Fund - Class IB Shares                    ___%
   Putnam VT International Equity Fund - Class IB Shares               ___%
   Putnam VT Small Cap Value Fund - Class IB Shares                    ___%
   Putnam VT Vista Fund - Class IB Shares                              ___%
   RiverSource(SM) VP - Cash Management Fund                           ___%
   RiverSource(SM) VP - Diversified Bond Fund                          ___%
   RiverSource(SM) VP - Diversified Equity Income Fund                 ___%
   RiverSource(SM) VP - Emerging Markets Fund                          ___%
   RiverSource(SM) VP - Global Inflation Protected Securities Fund     ___%
   RiverSource(SM) VP - Growth Fund                                    ___%
   RiverSource(SM) VP - High Yield Bond Fund                           ___%
   RiverSource(SM) VP - International Opportunity Fund                 ___%
   RiverSource(SM) VP - Income Opportunities Fund                      ___%
   RiverSource(SM) VP - Large Cap Equity Fund                          ___%
   RiverSource(SM) VP - Large Cap Value Fund                           ___%
   RiverSource(SM) VP - Mid Cap Growth Fund                            ___%
   RiverSource(SM) VP - S&P 500 Index Fund                             ___%
   RiverSource(SM) VP - Select Value Fund                              ___%
   RiverSource(SM) VP - Short Duration US Government Fund              ___%
   RiverSource(SM) VP -Small Cap Value Fund                            ___%
   Van Kampen LIT Comstock Portfolio Class II Shares                   ___%
   Van Kampen UIF U.S. Real Estate Portfolio Class II Shares           ___%
   Wanger International Small Cap                                      ___%
   Wanger US Smaller Companies ]                                       ___%
                                                                       ___%]

[Portfolio Navigator Asset Allocation Program model:  [model name] ]

                            [Purchase Payment Credits

      Cumulative Net Purchase Payment Amount    Net Purchase Payment Credit Percentage
      --------------------------------------    --------------------------------------
                     [$0 -  $24,999                               [0%
                 $25,000 -  $99,999                                4%
                $100,000 - $249,999                                5%
                $250,000 +]                                        6%]

Purchase payment credits are not vested until [12 months] after being credited in the case of a free look cancellation, a death claim payment, annuitization or a full withdrawal not subject to withdrawal charges.]

[Death Benefit:  Return of Purchase Payment]
[Death Benefit:  Maximum Anniversary Value]
[Death Benefit:  5% Accumulation]
[Death Benefit:  Enhanced]

273954DPSG1                                                         Page 2[.1]

Contract Number: [9920-SAMPLE]    Contract Date: [November 1, 2006]

[Guaranteed Minimum Accumulation  Benefit Rider         Initial Annual Rider Charge of [0.55%]
Duration of Waiting Period: [10] Years                  Maximum Annual Rider Charge of 1.75%
Automatic Step-up Percentage: [80%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Lifetime Withdrawal Benefit Rider   Initial Annual Rider Charge [0.60%]
                                                        Maximum Annual Rider Charge [1.50%]
Maximum RBA and GBA                                     [$5,000,000 ]
Maximum ALP                                             [$300,000 ]
GBP Percentage                                          [7%]
ALP Percentage                                          [6%]
Annual Lifetime Payment Attained Age                    Age [65]
Waiting Period                                          [3] Years

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Income Benefit Rider                Initial Annual Rider Charge of [0.30%]
(Maximum Anniversary Value Benefit Base)                Maximum Annual Rider Charge of [1.50%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Income Benefit Rider                Initial Annual Rider Charge of [0.60%]
(5% Accumulation Benefit Base)                          Maximum Annual Rider Charge of [1.75%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge. Excluded investment options from the variable account floor: [RiverSource(SM) VP Cash Management Fund, Guarantee Period Accounts, if applicable, and the One-Year Fixed Account, if applicable.]]]

[Guaranteed Minimum Income Benefit Rider                Initial Annual Rider Charge of 0.[65%]
(Greater of Maximum Anniversary Value                   Maximum Annual Rider Charge of [2.00%]
Benefit Base and 5% Accumulation
Benefit Base)

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge. Excluded investment options from the variable account floor: [RiverSource(SM) VP Cash Management Fund, Guarantee Period Accounts, if applicable, and the One-Year Fixed Account, if applicable.]]]

[Benefit Protector Death Benefit Rider               Annual Charge of [0.25%]
   Rider Benefit Percentage                             [40%]
   Maximum Earnings at Death Percentage                 [250%]]

273954DPSG1                                                         Page 2[.2]

Contract Number: [9920-SAMPLE]    Contract Date: [November 1, 2006]

[Benefit Protector Plus Death Benefit Rider          Annual Charge of [0.40%]
         Rider Benefit Percentage                             [40%]
         Maximum Earnings at Death Percentage                 [250%]
         Purchase Payment Percentage Schedule
            Death Occurring in Contract Years               Percentage
               1 - 2                                          [0%]
               3 - 4                                          [10%]
               5 and later                                    [20%]]

Withdrawal Charge Schedule: If you withdraw all or a portion of this contract, a withdrawal charge may apply. A withdrawal charge applies if all or part of the purchase payments withdrawn is from payments received as shown below.

      Years From Purchase Payment Receipt       Withdrawal Charge
      -----------------------------------       -----------------
                         1                      8.0% of purchase payment withdrawn
                         2                      8.0% of purchase payment withdrawn
                         3                      8.0% of purchase payment withdrawn
                         4                      8.0% of purchase payment withdrawn
                         5                      7.0% of purchase payment withdrawn
                         6                      6.0% of purchase payment withdrawn
                         7                      6.0% of purchase payment withdrawn
                         8                      4.0% of purchase payment withdrawn
                         9                      2.0% of purchase payment withdrawn
                        10+                     0.0% of purchase payment withdrawn

You may withdraw the greater of 10 percent of your prior contract anniversary contract value or contract earnings each contract year without incurring a withdrawal charge. For more information, please refer to the Withdrawal Charge Provision.

Annual Mortality and Expense Risk Charge: [1.60% - 2.00% of the daily net asset value]

Annual Variable Account Administrative Charge: [0.15% of the daily net asset value]

Annual Contract Administrative Charge: [$40], waived at contract values of [$50,000] or more

The Maximum Total RVSL Variable Annuity Purchase Payment Per Annuitant Life :
[$1,000,000]

The Minimum Additional Purchase Payment: [$100]

The Minimum Investment in any Guarantee Period Account: [$1,000]

The Guaranteed Minimum Effective Interest Rate to be credited to the RVSL Fixed Account is [X]%.

One-Year Fixed Account Purchase Payment and Transfer Limits:

      1.    Payments to the One-Year Fixed Account:
                  Limited to [30%] of each payment.

      2.    Transfers to the One-Year Fixed Account:
                  Limited to transfer amounts which result in the One-Year Fixed Account Contract Value (after the transfer) being no more than [30%] of the total Contract Value.

      3. Transfers (including automated transfers under a dollar cost averaging arrangement) from the One-Year Fixed Account:
                  Limited to the greater of:

                        a. [$10,000]; or

                        b. [30%] of the One-Year Fixed Account Contract Value
                           at the beginning of the contract year.

273954DPSG1                                                         Page 2[.3]

Contract Number: [9920-SAMPLE]    Contract Date: [November 1, 2006]

MARKET VALUE ADJUSTMENT
-----------------------

All payments and values based on the Guarantee Period Account(s) are subject to a Market Value Adjustment formula, the operation of which may result in upward and downward adjustments in amounts payable. For more information, please refer to the Market Value Adjustment Provision.

273954DPSG1                                                         Page 2[.4]